Report of Independent
Registered Public
Accounting Firm

To the Shareholders and
Board of Trustees of DWS
Market Trust
In planning and performing
our audit of the financial
statements of DWS
Alternative Asset Allocation
Fund, a series of DWS
Market Trust (the Company),
as of and for the year ended
March 31, 2013, in
accordance with the
standards of the Public
Company Accounting
Oversight Board (United
States), we considered the
Company's internal control
over financial reporting,
including controls over
safeguarding securities, as a
basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply
with the requirements of
Form N-SAR, but not for the
purpose of expressing an
opinion on the effectiveness
of the Company's internal
control over financial
reporting. Accordingly, we
express no such opinion.
The management of the
Company is responsible for
establishing and maintaining
effective internal control over
financial reporting. In fulfilling
this responsibility, estimates
and judgments by
management are required to
assess the expected benefits
and related costs of controls.
A company's internal control
over financial reporting is a
process designed to provide
reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external
purposes in accordance with
generally accepted
accounting principles. A
company's internal control
over financial reporting
includes those policies and
procedures that (1) pertain to
the maintenance of records
that, in reasonable detail,
accurately and fairly reflect
the transactions and
dispositions of the assets of
the company; (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit
preparation of financial
statements in accordance
with generally accepted
accounting principles, and
that receipts and
expenditures of the company
are being made only in
accordance with
authorizations of
management and directors of
the company; and (3) provide
reasonable assurance
regarding prevention or
timely detection of
unauthorized acquisition, use
or disposition of a company's
assets that could have a
material effect on the
financial statements.
Because of its inherent
limitations, internal control
over financial reporting may
not prevent or detect
misstatements. Also,
projections of any evaluation
of effectiveness to future
periods are subject to the risk
that controls may become
inadequate because of
changes in conditions, or that
the degree of compliance
with the policies or
procedures may deteriorate.
A deficiency in internal
control over financial
reporting exists when the
design or operation of a
control does not allow
management or employees,
in the normal course of
performing their assigned
functions, to prevent or
detect misstatements on a
timely basis. A material
weakness is a deficiency, or
a combination of
deficiencies, in internal
control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the
company's annual or interim
financial statements will not
be prevented or detected on
a timely basis.


Our consideration of the
Company's internal control
over financial reporting was
for the limited purpose
described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal
control that might be material
weaknesses under standards
established by the Public
Company Accounting
Oversight Board (United
States). However, we noted
no deficiencies in the
Company's internal control
over financial reporting and
its operation, including
controls over safeguarding
securities that we consider to
be a material weakness as
defined above as of March
31, 2013.
This report is intended solely
for the information and use of
management and the Board
of Trustees of DWS Market
Trust and the Securities and
Exchange Commission and
is not intended to be and
should not be used by
anyone other than these
specified parties.



/s/ Ernst & Young LLP

Boston, Massachusetts
May 21, 2013